SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2005

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Greenway Plaza, Suite 2700

Houston, Texas 77046-0504

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2005, Pogo Producing Company, a Delaware corporation (the “Company”), and Pogo Overseas Production B.V., a Netherlands company and a wholly-owned subsidiary of the Company (“Pogo Overseas”), entered into a Stock Purchase Agreement with PTTEP Offshore Investment Company Limited, a Cayman Islands company (“PTTEP Offshore”) and Mitsui Oil Exploration Co., Ltd., a Japanese company (“Mitsui”), whereby the Company and Pogo Overseas agreed to sell to PTTEP Offshore and Mitsui all of the issued and outstanding shares of Thaipo Limited, a Thailand company and a wholly-owned subsidiary of Pogo Overseas (“Thaipo”), and all of the Company’s 46.34% interest in B8/32 Partners Limited, also a Thailand company (“B8/32 Partners”), for a total purchase price of US $820 million.  The closing is expected to occur in the third quarter of 2005.

The sale of the interests in Thaipo and B8/32 Partners will effect a disposition of all of the Company’s Thailand operations, including its Thailand concession.  The Thailand concession consists of approximately 608,000 gross acres in the central portions of the Gulf of Thailand in which the Company owns a 46.34% working interest through Thaipo and B8/32 Partners.

All of PTTEP Offshore’s obligations under the stock purchase agreement are being guaranteed by its parent company, PTT Exploration and Production Company Limited, a Thailand company (“PTT Exploration”).  The majority owner of PTT Exploration is PTT Public Company Limited, the company to which all of the natural gas production from the Thailand concession is committed under a gas sales agreement with Thaipo and which maintains a monopoly over gas transmission and distribution in Thailand.

The other owners of the Thailand concession have preferential purchase rights, exercisable on or before July 19, 2005, under which they may cause the Company and Pogo Overseas to sell their interests in Thaipo and B8/32 Partners to them on the same terms provided in the stock purchase agreement.  The expiration or waiver of these rights is a condition to closing, and the stock purchase agreement contains other customary closing conditions, including obtaining approval of the Thai Department of Mineral Fuels.

The stock purchase agreement contains customary representations, warranties, covenants, indemnification provisions and termination provisions and requires that the parties submit all disputes relating to the agreement to binding arbitration.

A copy of the press release announcing the execution of the stock purchase agreement is furnished herewith as Exhibit 99.1.

The statement regarding the expected timing of the closing of the Thailand sale and all other statements in this report other than statements of historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Important factors that could cause actual results to differ materially from the Company’s expectations are described above and in cautionary statements included in the Company’s other periodic filings with the SEC.

Item  9.01 Financial Statements and Exhibits

                (c)           Exhibits.

Exhibit Number	Description
99.1	Press release dated June 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: June 17, 2005	By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and
Chief Financial Officer